UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2022 (March 14, 2022)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Division Street, Suite 400, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On March 14, 2022, Shift Technologies, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with Fair Financial Corp., a Delaware corporation (“Fair”), and certain of Fair’s affiliates (the “Sellers”), and Cayman Project 2 Limited, a Cayman entity (“Softbank”), pursuant to which the Company or one of its affiliates agreed to acquire certain automotive dealer marketplace assets (the “Assets”) from the Sellers, subject to the terms and conditions of the Purchase Agreement. The consideration for the Assets will consist of cash in the amount of $15,000,000 and an amount of shares of the Company’s Class A common stock (the “Class A common stock”) equal to 2.5% of the issued and outstanding shares of the Company’s Class A common stock as of immediately prior to the closing of the transactions contemplated by the Purchase Agreement. The Company plans to finance the acquisition through the issuance of new debt financing that has already been committed, as described below. The Company’s obligation to fund the purchase price of the acquisition is not subject to a financing contingency or condition.

The Purchase Agreement includes customary representations and warranties, as well as certain covenants, including, among other things, that: (i) Sellers will operate the business in the ordinary course of business consistent with past practice, (ii) Sellers will abide by certain exclusivity and non-competition covenants, and (iii) each party will use commercially reasonable efforts to cause the closing of the transactions contemplated by the Purchase Agreement.

The consummation of the transactions contemplated by the Purchase Agreement (the “Closing”) is subject to certain conditions, including, among other things, closing conditions, such as the accuracy of representations and warranties, material performance of covenants and no occurrence of a material adverse effect. The Purchase Agreement contains indemnification rights for each of the Company, the Sellers and SoftBank for breaches of representations, warranties and covenants, as well as certain other matters, subject to customary deductibles, caps and other limitations.

The Purchase Agreement has been approved by the Boards of Directors of the Company and Fair. The acquisition is expected to close during the second quarter of 2022, subject to the satisfaction or waiver of the applicable closing conditions.

The foregoing description of the Purchase Agreement set forth herein is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

Commitment Letter

On March 14, 2022, in connection with the acquisition, the Company entered into a commitment letter (the “Commitment Letter”) with SoftBank Group Corp. (“SoftBank Group”), pursuant to which SoftBank Group has committed to purchase in a private placement $20 million notional value of senior unsecured notes (the “Notes” and the provisions of such Notes as set forth in the Commitment Letter, the “Financing”) on the terms and subject to the conditions set forth in the Commitment Letter, and any definitive Financing documentation, consisting principally of a note purchase agreement. The Financing will serve to (a) finance the cash consideration agreed upon in the Purchase Agreement, (b) pay certain associated costs and expenses and (c) provide for certain working capital needs and general corporate purposes, including investing in improvements of the assets acquired pursuant to the Purchase Agreement.

The Notes will accrue interest payable quarterly in arrears at a rate of 6.00% per year. The Notes will mature three (3) years from the date of issuance, unless earlier redeemed or repurchased by the Company. The Notes will be the senior unsecured indebtedness of the Company, ranking (i) effectively junior to the Company’s obligations pursuant to that certain Inventory Financing and Security Agreement by and among Ally Bank, Ally Financial Inc., Shift Operations LLC and the Company, dated as of December 9, 2021, (ii) pari passu to the Company’s outstanding 4.75% Convertible Senior Notes due 2026 issued pursuant to that certain Indenture dated as of May 27, 2021 by and between the Company and U.S. Bank National Association, as trustee, and (iii) senior to any subordinated indebtedness of the Company.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On March 15, 2022, the Company announced its financial results for the fiscal quarter and fiscal year ended December 31, 2021 by issuing a press release and a letter to its shareholders. The full text of the Company’s press release and letter to its shareholders are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information “furnished” pursuant to this Item 2.02 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The shares of the Company’s Class A common stock issuable in connection with the acquisition will not be registered under the Securities Act. Such shares will be issued in reliance on an exemption from such registration requirements contained in Section 4(a)(2) of the Securities Act or Regulation D promulgated by the SEC thereunder.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the above-referenced transactions is furnished as Exhibit 99.3 to this Current Report on Form 8-K (this “Current Report”). In addition, on March 15, 2022, the Company posted an investor presentation related to the transaction on its investor relations website, at https://investors.shift.com/events-presentations and has attached the presentation to this Current Report on Form 8-K as Exhibit 99.4 which is incorporated by reference herein.

The information “furnished” pursuant to this Item 7.01 (including Exhibits 99.3 and 99.4) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current expectations and projections with respect to, among other things, our ability to complete and obtain the benefits of the acquisition of the assets of the Sellers, our financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in the Company’s Annual Report on Form 10-K for 2020.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1*	Asset Purchase Agreement, dated as of March 14, 2022, by and among Shift Technologies, Inc., Fair Financial Corp., Fair IP, LLC, and, solely for purposes of Article IV, Article IX and Article X thereof, Cayman Project 2 Limited.
10.1	Commitment Letter, dated March 14, 2022, by and between Shift Technologies, Inc. and SoftBank Group Corp.
99.1	Press Release, dated March 15, 2022.
99.2	Letter to Shareholders dated March 15, 2022.
99.3	Press Release, dated March 15, 2022, related to the acquisition.
99.4	Investor Presentation, dated March 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Shift agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: March 15, 2022	/s/ George Arison
	Name:	George Arison
	Title:	Chief Executive Officer and Chairman

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